Filed by LCNB Corp.
Pursuant to Rule 425 under the Securities Act of 1933
and deemed filed pursuant to Rule 14a-12
under the Securities Exchange Act of 1934

Subject Company: Cincinnati Bancorp, Inc.

NEWS RELEASE    May 18, 2023
LCNB Corp.
2 North Broadway
Lebanon, Ohio 45036

LCNB Corp. Contact:
Eric J. Meilstrup, President & CEO or Robert C. Haines II, Executive VP & CFO at 800-344-BANK

Cincinnati Bancorp, Inc. Contact:
Robert A. Bedinghaus, Chairman & CEO at 513-574-3025

For Release: Immediately

LCNB CORP. AGREES TO ACQUIRE CINCINNATI BANCORP, INC.

LEBANON and CINCINNATI, Ohio (BUSINESS WIRE) – LCNB Corp. (“LCNB”) (NASDAQCM: LCNB), the holding company for LCNB National Bank, and Cincinnati Bancorp, Inc. (“CNNB”) (OTCQX: CNNB), the holding company for Cincinnati Federal, announced today that they have signed a definitive merger agreement whereby LCNB will acquire CNNB in a stock-and-cash transaction. CNNB operates five full-service branch offices in Cincinnati, Ohio and Northern Kentucky and has approximately $304.7 million in assets, $262.9 million in loans, $223.6 million of deposits and $40.3 million in consolidated stockholders’ equity as of March 31, 2023. When completed, the transaction will significantly increase LCNB’s existing presence in the Cincinnati market and expand LCNB’s community banking franchise across the Ohio River into the compelling Northern Kentucky market.

Subject to the terms of the merger agreement, which has been approved by the Board of Directors of each company, CNNB shareholders will have the opportunity to elect to receive either 0.9274 shares of LCNB stock or $17.21 per share in cash for each share of CNNB common stock owned, subject to 80% of all CNNB shares being exchanged for LCNB common stock. As of March 31, 2023, CNNB reported 2,884,171 shares of common stock outstanding, as well as 296,350 options with a weighted average strike price of $10.65 per share. Any unexercised stock options of CNNB will be canceled in exchange for a cash payment at the spread value of $17.21 per share over the exercise price. Based on the LCNB closing share price as of May 17, 2023, the transaction consideration is valued at $15.05 for each CNNB share or approximately $43.7 million in aggregate which equates to a 108.9% multiple of tangible book value, a 32.3x multiple on LTM earnings and a core deposit premium of 2.3% as of March 31, 2023. The transaction consideration is subject to dollar-for-dollar downward adjustment if CNNB’s adjusted shareholders’ equity, as defined in the merger agreement, is less than $36.8 million as measured three business days immediately before the closing date.

Eric Meilstrup, President and CEO of LCNB, stated, “We are excited to announce this transaction. Cincinnati Federal, its Board of Directors and staff have a great reputation throughout Greater Cincinnati as a ‘service first’ organization with a focus on being a leading residential mortgage lender and commercial real estate lender in the market supported by dedicated and experienced personnel.” Mr. Meilstrup continued, “We share the same goals and culture that the executive management team has established at Cincinnati Federal. LCNB National Bank is a 146-year-old community bank that was founded in Lebanon, Ohio, and serves 10 southwestern and south-central Ohio counties with 29 bank offices. The combining of our two institutions will provide more benefits, financial products and opportunities for CNNB customers, and create the premier community banking institution in the Cincinnati / Northern Kentucky market. We believe that the Cincinnati market is one of the most attractive markets in the Midwest, and this transaction should enhance LCNB’s long-term profitability metrics and earnings growth rate.”

Robert Bedinghaus, Chairman and CEO of CNNB, stated, “We are very pleased to join forces with LCNB and continue our growth in the Cincinnati market. We greatly admire the community-focused approach that LCNB brings to banking, as well as their long history of success. We believe that our organizations will be very compatible, and we look forward to expanding our products and capacity to better serve our customers through this partnership with LCNB. The Cincinnati Federal team has tremendous customer relationships in our market. At times, we have been constrained by our lending limit and our funding base, and we have not been able to fully meet the needs of some of our customers. This will all change as we become part of a larger community bank in LCNB. In addition, LCNB has a broader array of products and services, including trust and wealth management, which will be helpful to our customers. We also believe that our employees will continue to grow and thrive as part of a larger community bank with such an outstanding reputation. Based on the consideration mix of 80% stock/20% cash, LCNB’s closing price of $15.65 on May 17, 2023, and the special dividend declared by CNNB on April 20, 2022, the transaction represents a 162.3% total return to our original shareholders and a 60.5% total return for those shareholders that invested in our second-step offering in January 2020. Our shareholders will also benefit from having the opportunity to elect to receive a more liquid stock that offers a very attractive dividend yield. On a per share equivalent basis, CNNB shareholders would receive a pro forma annual dividend of $0.78 per share based on LCNB’s current quarterly dividend.”

Following the merger, Robert Bedinghaus and Gregory Meyers, Senior Vice President and Chief Lending Officer of CNNB and Cincinnati Federal, will join LCNB in a consulting capacity to assist with employee and customer integration. In addition, the merger agreement also provides that the LCNB board of directors intends to appoint Robert Bedinghaus to the boards of LCNB and LCNB National Bank immediately after closing.

Excluding one-time transaction costs, LCNB expects the transaction to be approximately 18.2% and 26.2% accretive to 2024 and 2025 fully diluted earnings per share, respectively. One-time transaction costs to be incurred by LCNB are estimated at $7.3 million after-tax. Tangible book value per share dilution is expected to be approximately 6.6% at closing, with an expected tangible book value earn-back of approximately 2.3 years using the crossover method. Excluding any rate-related purchase accounting adjustments, the expected tangible book value earn-back would be approximately 1.6 years using the crossover method.

When the transaction is completed, LCNB is estimated to have consolidated assets of approximately $2.3 billion with 33 banking offices in Ohio and one branch office in Northern Kentucky. Subject to regulatory approval, CNNB shareholder approval and other customary conditions set forth in the definitive merger agreement, the transaction is anticipated to close in the fourth quarter of 2023. LCNB shareholder approval is not required. At closing, Cincinnati Federal branches will become branches of LCNB National Bank.

LCNB is being advised by Janney Montgomery Scott LLC and Dinsmore & Shohl LLP. CNNB is being advised by Piper Sandler & Co. and Luse Gorman, PC.

Important Information for Investors and Shareholders:
This press release does not constitute an offer to sell or the solicitation of an offer to buy securities of LCNB. LCNB will file a registration statement on Form S-4 and other documents regarding the proposed business combination transaction referenced in this press release with the Securities and Exchange Commission (“SEC”) to register the shares of LCNB’s common stock to be issued to the shareholders of CNNB. The registration statement will include a proxy statement/prospectus which will be sent to the shareholders of CNNB in advance of a special meeting of shareholders of CNNB that will be held to consider and vote on the proposed merger. Investors and CNNB shareholders are urged to read the proxy statement/prospectus and any other relevant documents to be filed with the SEC in connection with the proposed transaction because they will contain important information about LCNB, CNNB and the proposed transaction. Investors and shareholders may obtain a free copy of these documents (when available) through the website maintained by the SEC at www.sec.gov. These documents may also be obtained, without charge, by directing a request to LCNB Corp., 2 North Broadway, P.O. Box 59, Lebanon, Ohio 45036: Investor Relations.

CNNB and certain of its directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of CNNB in connection with the proposed merger. Information about the directors and executive officers of CNNB may be obtained by reading the proxy statement/prospectus regarding the proposed transaction when it becomes available. Free copies of this document may be obtained as described in the preceding paragraph, when it becomes available.

About LCNB Corp.:
LCNB Corp. is a financial holding company headquartered in Lebanon, Ohio. Through its subsidiary, LCNB National Bank, it serves customers and communities in Southwest and South-Central Ohio. A financial institution with a long tradition for building strong relationships with customers and communities, the bank offers convenient banking locations in Butler, Clermont, Clinton, Fayette, Franklin, Hamilton, Montgomery, Preble, Ross, and Warren Counties, Ohio. The bank continually strives to exceed customer expectations and provides an array of services for all personal and business banking needs including checking, savings, online banking, personal lending, business lending, agricultural lending, business support, deposit and treasury, investment services, trust and IRAs and stock purchases. LCNB Corp. common shares are traded on the NASDAQ Capital Market Exchange® under the symbol “LCNB.” Learn more about LCNB Corp. at www.lcnb.com.

About Cincinnati Bancorp, Inc.:
Cincinnati Bancorp, Inc. is the parent company of Cincinnati Federal. Cincinnati Federal is a community bank that operates through its main office in Green Township and three full-service branches in Greater Cincinnati (Anderson, Miami Heights, and Price Hill), and a full-service branch in Florence, Kentucky. It also operates a lending center in Milford, Ohio. Learn more about Cincinnati Bancorp, Inc. at www.cincinnatifederal.com.
Safe Harbor Statement:
Statements made in this news release that are not historical facts are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. These statements are subject to certain risks and uncertainties including, but not limited to, failure to successfully complete the proposed transaction and to successfully integrate CNNB into LCNB, which includes the failure to retain the acquired customer relationships; failure to obtain requisite regulatory and shareholder approvals and satisfy other closing conditions; adverse changes in economic conditions; the impact of competitive products and pricing; and the other risks set forth in the LCNB’s filings with the SEC. As a result, actual results may differ materially from the forward-looking statements in this news release.

LCNB encourages readers of this news release to understand forward-looking statements to be strategic objectives rather than absolute targets of future performance. LCNB undertakes no obligation to update these forward-looking statements to reflect events or circumstances after the date of this news release or to reflect the occurrence of unanticipated events, except as required by applicable legal requirements. Copies of documents filed by LCNB with the SEC are available free of charge at the SEC’s website at www.sec.gov and/or from LCNB’s website.